Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on May 2, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PENTAIR, INC.*
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0907434 (I.R.S. Employer Identification No.)

5500 Wayzata Boulevard, Suite 800
Golden Valley, Minnesota 55416-1259
(763) 545-1730
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

with a copy to:

Angela D. Lageson
Senior Vice President, General Counsel and Secretary
Pentair, Inc.
5500 Wayzata Boulevard, Suite 800
Golden Valley, Minnesota 55416-1259
(763) 545-1730
(Name, address, including zip code, and telephone number, including area code, of agent for service)	Benjamin F. Garmer, III John K. Wilson Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5306 (414) 271-2400

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.16 2/3 par value	(1)	(1)

Preferred Share Purchase Rights(2)

Preferred Stock

Depositary Shares

Debt Securities

Guarantees of Debt Securities(3)

Warrants

Stock Purchase Contracts

Stock Purchase Units(4)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.

(2)
The preferred share purchase rights are attached to and traded with the shares of common stock being registered. The value attributable to the preferred share purchase rights, if any, is reflected in the value attributable to the common stock.

(3)
No separate consideration will be received for the guarantees.

(4)
Each stock purchase unit consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of common stock or preferred stock or depositary shares and (b) common stock, preferred stock, depositary shares, debt securities, other stock purchase contracts or debt obligations of third parties securing the holder's obligation to purchase or sell the securities subject to the stock purchase contract. No separate consideration will be received for the stock purchase contract or the related pledged securities.

*TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Name, Address and Telephone Number(1)	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification Number
FilterSoft, LLC	TX	26-2428805
Fleck Controls, Inc.	WI	39-0810338
Hoffman Enclosures (Mex), LLC	MN	52-2074818
Hoffman Enclosures, Inc.	MN	41-1886273
Moraine Properties, LLC	OH	80-0092098
Nanosoft Holdings, Inc.	DE	27-1855704
Pentair Filtration Solutions, LLC	DE	20-2154041
Pentair Nanosoft US Holdings, LLC	DE	38-3785912
Pentair Pump Group, Inc.	DE	41-1881858
Pentair Technical Products, Inc.	RI	05-0394102
Pentair Technical Products Holdings, Inc.	DE	20-3634492
Pentair Technical Products Service Co.	DE	27-1330912
Pentair Water, LLC	MN	27-0182136
Pentair Water Group, Inc.	DE	39-1346701
Pentair Water Pool and Spa, Inc.	DE	95-2744829
Pentair Water Treatment (OH) Company	OH	34-0777631
Pentair Water Treatment Company	MN	27-1854804
Plymouth Products, Inc.	DE	13-4923320
Porous Media Corporation	MN	41-1504090
Seneca Enterprises Co.	DE	20-2863171
Sta-Rite Industries, LLC	WI	86-1096608

(1)
The address of the principal executive offices for each of these additional registrants is 5500 Wayzata Boulevard, Suite 800, Golden Valley, Minnesota 55416-1259. Their telephone number is (763) 545-1730.

PROSPECTUS

Pentair, Inc.

Common Stock, Preferred Stock, Depositary Shares, Debt Securities,
Warrants, Stock Purchase Contracts and Stock Purchase Units

        We may offer and sell from time to time securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. This prospectus provides you with a general description of the securities we may offer.

        We may offer and sell the following securities:

  •
  common stock;

  •
  preferred stock, which may be convertible into our common stock or other securities;

  •
  depositary shares;

  •
  debt securities, which may be senior or subordinated and which may be convertible into our common stock, preferred stock or depositary shares;

  •
  warrants to purchase common stock, preferred stock, depositary shares or debt securities; and

  •
  stock purchase contracts and stock purchase units.

        Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any supplement and any other offering material carefully before you invest.

        We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

        Our subsidiaries may guarantee any debt securities that we issue under this prospectus. In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

        Our common stock is listed on the New York Stock Exchange under the symbol "PNR."

        Investment in our securities involves risks. See "Risk Factors" in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and in any prospectus supplement or other offering material or in such other document we refer you to in any prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 2, 2011.

ABOUT THIS PROSPECTUS

        Unless the context otherwise requires, references in this prospectus to "we," "us," "our" and "Pentair" refer to Pentair, Inc., a Minnesota corporation, and its consolidated subsidiaries, collectively. References to "common stock" refer to Pentair's common stock, $0.16 2/3 par value per share, and the attached preferred share purchase rights. References to "preferred stock" refer to Pentair Inc.'s preferred stock, $0.16 2/3 par value per share.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our shareholders may sell our common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

        We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information appearing in this prospectus, any supplement to this prospectus or any other offering material, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, statements regarding our future financial position, business strategy, targets and plans and objectives of management for future operations, are forward-looking statements. These forward-looking statements generally are identified by the words "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "project," or "continue," or similar words or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including, among others, those we identify under "Risk Factors" in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Numerous important factors described in this prospectus, any prospectus supplement and/or other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or other offering material, could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PENTAIR, INC.

        Pentair, Inc. is a focused diversified industrial manufacturing company comprised of two operating segments: Water and Technical Products. Our Water Group is a global leader in providing innovative products and systems used worldwide in the movement, treatment, storage and enjoyment of water. Our Technical Products Group is a leader in the global enclosures and thermal management markets, designing and manufacturing standard, modified and custom enclosures that protect sensitive electronics and the people that use them. We were incorporated under the laws of the State of Minnesota in 1966. Our principal executive offices are located at 5500 Wayzata Boulevard, Suite 800, Golden Valley, Minnesota 55416-1259 and our telephone number is (763) 545-1730.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for the periods presented:

Year Ended December 31,					Three Months Ended April 2,
2006	2007	2008	2009	2010	2011
5.2x	4.8x	6.0x	4.3x	7.2x	7.2x

        For purposes of calculating the ratios of earnings to fixed charges, earnings consist of income before income taxes and noncontrolling interests plus equity (income) losses of unconsolidated subsidiaries, plus fixed charges. Fixed charges consist of interest expensed and an estimate of interest within rental expense.

        We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement and/or other offering material.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock summarizes material terms and provisions of our capital stock. The summary is subject to and qualified in its entirety by reference to our articles of incorporation, bylaws and rights agreement, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Our restated articles of incorporation provide that we may issue up to 250,000,000 shares of stock, all of which may be issued as common stock. Our board of directors may designate up to 15,000,000 of those shares of stock as preferred stock. We will disclose in an applicable prospectus supplement and/or offering material the number of shares of our common stock then outstanding. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Common Stock

        Each outstanding share of common stock is entitled to one vote on all matters to be submitted to a vote of the shareholders. Because holders of common stock do not have cumulative voting rights, the holders of a simple majority of the shares voted at a meeting at which a quorum is present can elect all of the directors to be elected at that meeting. The shares of common stock are neither redeemable nor convertible and the holders thereof have no preemptive rights to subscribe for or purchase any additional shares of capital stock that we issue.

        The rights of holders of our common stock to receive dividends may be restricted by the terms of any shares of our preferred stock issued in the future or by the terms of our credit facility. If we were to liquidate, dissolve or wind up our affairs, holders of common stock would share proportionally in our assets that remain after payment of all of our debts and liabilities and after any liquidation payments with respect to preferred stock.

Preferred Stock

        We can issue shares of preferred stock in series with such preferences and designations as our board of directors may determine. Our board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation, redemption and conversion rights and par value it deems appropriate. However, shares of preferred stock cannot be given more than one vote per share.

        In connection with the issuance of the rights described below, our board of directors has authorized a series of 2,500,000 shares of our preferred stock designated as Series A Junior Participating Preferred Stock. Shares of our Series A Junior Participating Preferred Stock purchasable upon the exercise of the rights will not be redeemable. Each share of our Series A Junior Participating Preferred Stock will be entitled to an aggregate dividend of 100 times the dividend we declare per share of our common stock. In the event of our liquidation, the holders of the shares of our Series A Junior Participating Preferred Stock will be entitled to a payment equal to the greater of $1.00 per share or 100 times the payment we make per share of our common stock. Each share of our Series A Junior Participating Preferred Stock will have 100 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each share of our Series A Junior Participating Preferred Stock will be entitled to receive 100 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions. There are no shares of our Series A Junior Participating Preferred Stock currently outstanding.

        If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

  •
  the series, the number of shares offered and the liquidation value of the preferred stock;

  •
  the price at which the preferred stock will be issued;

  •
  the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

  •
  the liquidation preference of the preferred stock;

  •
  the voting rights of the preferred stock;

  •
  whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

  •
  whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

  •
  any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

        It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

  •
  restricting dividends on the common stock;

  •
  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; and

  •
  delaying or preventing a change in control of our company.

Rights Agreement

        We have entered into a rights agreement pursuant to which each outstanding share of our common stock has attached to it one right to purchase from us one one-hundredth of a share of our Series A Junior Participating Preferred Stock. Each share of our common stock that we issue prior to the expiration of the rights agreement will likewise have attached one right. Unless the context requires otherwise, all references in this prospectus to our common stock include the accompanying rights.

        Currently, the rights are not exercisable and trade with our common stock. If the rights become exercisable, then each full right, unless held by a person or group that beneficially owns more than 15% of our outstanding common stock, will initially entitle the holder to purchase one one-hundredth of a share of our Series A Junior Participating Preferred Stock at a purchase price of $240, subject to adjustment. The rights will only become exercisable only if a person or group has acquired, or announced an intention to acquire, 15% or more of our outstanding common stock. Under some circumstances, including the existence of a 15% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase at the right's then-current exercise price, shares of our common stock having a market value of two times the exercise price. If another corporation acquires our company after a party acquires 15% or more of our common stock, then each holder of a right will be entitled to receive the acquiring corporation's common shares having a market value of two times the exercise price. The rights may be redeemed at a price of $.001 until a party acquires 15% or more of our common stock and, after that time, may be exchanged until a party acquires 50% or more of our common stock at a ratio of one share of common stock or one one-hundredth of a share of Series A Junior Participating Preferred Stock per right, subject to adjustment. The rights expire on January 28, 2015, subject to extension. Under the rights agreement, our board of directors may reduce the thresholds applicable to the rights from 15% to not less than 10%. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on our earnings.

        The rights have certain anti-takeover effects, in that they could have the effect of delaying, deferring or preventing a change of control in our company by causing substantial dilution to a person or group that attempts to acquire a significant interest in our company on terms not approved by our board of directors.

Articles of Incorporation, Bylaws and Statutory Provisions

        This section describes some provisions of our articles of incorporation and bylaws and laws that could delay, deter or prevent a third party from acquiring control of our company through a tender offer, open market purchases, a proxy contest or other mechanism.

        Articles of Incorporation and Bylaws Provisions.    The provisions in our restated articles of incorporation and bylaws that could delay, deter or prevent a change in control of our company include the following:

  •
  We have a staggered board of directors with three classes. One class is elected each year for three-year terms.

  •
  Directors can fill any vacant directorships.

  •
  Directors may only be removed for cause.

  •
  There are advance notice requirements for nominating candidates for the board of directors and bringing other business before a meeting of shareholders.

  •
  Holders of 25% of the outstanding voting shares are required to call a special meeting to consider any action to facilitate or effect a business combination.

  •
  There are notice and shareholder approval requirements for persons acquiring 20% or more of the outstanding voting power of our capital stock. If these requirements are not complied with, the acquired shares, for a period of one year after acquisition, are denied voting rights, are not transferable and are subject to our option to redeem the shares at the price at which they were acquired.

  •
  A super-majority representing two-thirds of our outstanding common stock is required to approve a consolidation or merger.

  •
  If a 20% shareholder acquires more shares or any shareholder acquires more than 50% of the outstanding shares, shareholders have the right to request that we repurchase their shares at the higher of the tender offer price, the acquisition price or the highest market price over a specified period of time. The obligation to repurchase does not apply in the event that:

  •
  the board recommends that a pending tender offer be accepted or

  •
  if no tender offer is pending, the board announces that it does not oppose the accumulation of shares.

        Provisions of Minnesota Law.    The Minnesota Business Corporation Act has several provisions that could delay or prevent a change in control.

        In general, Section 302A.671 of the Minnesota Business Corporation Act provides that a corporation's shares acquired in a control share acquisition have no voting rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is a direct or indirect acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. If the acquisition is not approved, we would have the right to redeem the shares at their fair market value within 30 days if the owner of the shares fails to comply with the procedural requirements of Section 302A.671 or our shareholders do not vote to grant voting rights to the shares. This provision does not apply to mergers or exchanges if we are a party to the transaction. This provision also does not apply to shares acquired directly from us.

        In general, Section 302A.673 of the Minnesota Business Corporation Act prohibits a public Minnesota corporation from engaging in a business combination with an interested shareholder for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. The term "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of a corporation's voting stock, or who is an affiliate or associate of the corporation, and who, at any time within four years before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock. Section 302A.673 does not apply if a committee of our board of directors consisting of all of our disinterested directors (excluding our current and former officers) approves the proposed transaction or the interested shareholder's acquisition of shares before the interested shareholder becomes an interested shareholder.

        If a tender offer is made for our stock, Section 302A.675 of the Minnesota Business Corporation Act precludes the offeror from acquiring additional shares of stock (including in acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of the tender offer, unless shareholders selling their shares in the later acquisition are given the opportunity to sell their shares on terms that are substantially the same as those contained in the earlier tender offer. Section 302A.675 does not apply if a committee of our board of directors consisting of all of our disinterested directors (excluding our current and former officers) approves the proposed acquisition before any shares are acquired pursuant to the earlier tender offer.

        In addition, Minnesota Statutes, Chapter 80B requires a person proposing to acquire 10% or more of the outstanding shares of a Minnesota public corporation to file materials with and obtain approval from the Minnesota Department of Commerce under certain circumstances.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional interests in shares of preferred stock rather than a full share of preferred stock. In that event, depositary receipts will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the applicable prospectus supplement and/or other offering material.

        Any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Pentair, Inc. and the depositary. The prospectus supplement and/or other offering material relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred stock into other securities.

        We will describe the particular terms of any depositary shares we offer in the applicable prospectus supplement and/or other offering material. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement and/or other offering material.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

        Our debt securities, consisting of notes, debentures and other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture to be entered into between us and Wells Fargo Bank, National Association, as trustee, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. To the extent any of the debt securities will be guaranteed (the "Subsidiary Guarantees") by one or more of our subsidiaries (the "Subsidiary Guarantors"), the Subsidiary Guarantors guaranteeing such debt securities will enter into a supplemental indenture to the applicable indenture with us and the applicable trustee.

        Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indentures and any supplemental indentures thereto or officer's certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The senior indenture and the subordinated indenture will be substantially in the forms included as exhibits to the registration statement of which this prospectus is a part. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        Unless we inform you otherwise in the prospectus supplement, "Senior Debt" will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities. In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to "we," "us," and "our" refer to Pentair, Inc. only and not to any of its subsidiaries.

General

        Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither indenture limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series.

        We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except that the additional debt securities may have a different date of original issuance, offering price and first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities.

        When we refer to "debt securities" or a "series of debt securities," we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the applicable debt security. The terms used in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

        The senior debt securities will constitute our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness and senior in right of payment to all of our subordinated indebtedness outstanding from time to time. The debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have with respect to the assets securing that indebtedness. The subordinated debt securities will constitute our unsecured and subordinated obligations and will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

        The debt securities will effectively rank junior to all liabilities of our subsidiaries that do not guarantee the debt securities (excluding any amounts owed by such subsidiaries to us or any Subsidiary Guarantor). Claims of creditors of our subsidiaries that do not guarantee the debt securities generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of any debt securities. Accordingly, any debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

        Unless we inform you otherwise in the prospectus supplement, neither indenture will contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. In addition, unless we inform you otherwise in the prospectus supplement, the indentures will not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  whether the debt securities will be senior or subordinated debt securities;

  •
  whether the debt securities will be guaranteed by any of our subsidiaries;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders and the name of the depositary for the debt securities, if other than The Depository Trust Company ("DTC"), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt securities in book-entry form only;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable;

  •
  any interest rate, the date from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record dates for any such interest payments;

  •
  whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

  •
  the place or places where payments on the debt securities will be payable;

  •
  any provisions for optional redemption or early repayment;

  •
  any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

  •
  the denominations in which we will issue the debt securities if other than $2,000 and integral multiples of $1,000 in excess thereof;

  •
  whether payments on the debt securities will be payable in foreign currency or another form and whether payments will be payable by reference to any index or formula;

  •
  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  whether the provisions described below under the heading "—Defeasance and Discharge" apply to the debt securities;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

  •
  any restrictions or other provisions relating to the transfer or exchange of debt securities;

  •
  any terms for the conversion or exchange of the debt securities for other securities;

  •
  with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

  •
  any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount.

        These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States ("U.S.") federal income tax consequences and other special considerations.

        If we sell any of the debt securities for any foreign currency or if payments on the debt securities are payable in any foreign currency, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency.

Subsidiary Guarantees

        If specified in the prospectus supplement, one or more Subsidiary Guarantors will guarantee the debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantors with respect to that series of debt securities.

        Subject to the limitations described below and in the applicable prospectus supplement, the Subsidiary Guarantors will, jointly and severally, fully, unconditionally and irrevocably guarantee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and additional amounts, if any, on the debt securities and all of our other monetary obligations under the indentures.

        The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

        In the case of senior debt securities, a Subsidiary Guarantor's Subsidiary Guarantee will be an unsecured and unsubordinated obligation of that Subsidiary Guarantor, will be equal in right of payment to all existing and future unsecured and unsubordinated indebtedness of that Subsidiary Guarantor and will be senior in right of payment to all existing and future subordinated indebtedness of that Subsidiary Guarantor.

        In the case of subordinated debt securities, a Subsidiary Guarantor's Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the subordinated debt securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the subordinated debt securities are suspended by the subordination provisions of the subordinated indenture.

        The Subsidiary Guarantee of a Subsidiary Guarantor will effectively rank junior to all liabilities of such Subsidiary Guarantor's subsidiaries that are not also Subsidiary Guarantors (excluding any amounts owed by such subsidiaries to the Subsidiary Guarantor, another Subsidiary Guarantor or us). Claims of creditors of non-guarantor subsidiaries of a Subsidiary Guarantor generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of such Subsidiary Guarantor, including holders of any debt securities. Accordingly, any Subsidiary Guarantee will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

        Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all guaranteed obligations under the indenture to contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment.

        If a Subsidiary Guarantee were rendered void or voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero.

        The Subsidiary Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released and discharged, without the consent of the holders of the debt securities, and no further action by us, any Subsidiary Guarantor or the trustee shall be required for such release (unless we shall notify the trustee that no release and discharge shall occur as a result thereof) upon:

  •
  the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor to a person or entity other than us or any of our subsidiaries in a transaction or series of transactions not prohibited by the indenture;

  •
  the sale or other disposition of all or substantially all the assets of such Subsidiary Guarantor to a person or entity other than us or any of our subsidiaries in a transaction or series of transactions not prohibited by the indenture;

  •
  our exercise of our legal defeasance option under "—Defeasance and Discharge" or the discharge of our obligations under the applicable indenture in accordance with the terms of the applicable indenture; or

  •
  the delivery of an officer's certificate to the trustee that such Subsidiary Guarantor does not guarantee our obligations under our primary bank credit facility.

        At any time after the issuance of the debt securities described in the prospectus supplement, including following any release of a Subsidiary Guarantor from its Subsidiary Guarantee, we will cause any of our subsidiaries that is a guarantor under our primary bank credit facility to execute deliver to the trustee a supplemental indenture pursuant to which such subsidiary will guarantee payment of the debt securities of such series on the same terms and conditions as those set forth in the indenture. Thereafter, such subsidiary shall be a Subsidiary Guarantor for all purposes of such series until such Subsidiary Guarantee is released in accordance with the provisions of the applicable indenture.

Consolidation, Merger or Sale of Assets

        We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign (excluding any assignment solely as collateral for security purposes under a credit facility but not any outright assignment upon the foreclosure on any such collateral), convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of related transactions, unless:

  •
  we shall be the successor or continuing person or, if we are not the successor or continuing person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of our obligations under the debt securities and the indenture pursuant to a supplemental indenture executed and delivered to the trustee;

  •
  immediately after giving effect to such transaction or series of related transactions, no default has occurred and is continuing; and

  •
  we or the surviving entity will have delivered to the trustee an officers' certificate and opinion of counsel stating that the transaction or series of related transactions and a supplemental indenture, if any, complies with the indenture.

        If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power we have under the indenture with the same effect as if such surviving entity had been named as us. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.

        Notwithstanding the foregoing, we may merge or consolidate into or with, or directly or indirectly sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any Subsidiary Guarantor.

Events of Default

        Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

  •
  our failure to pay any installment of interest on or any additional amounts with respect to any debt security of that series when due and such default continues for 30 days or longer, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

  •
  our failure to pay the principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

  •
  our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets;

  •
  our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series issued under that indenture;

  •
  an event of default under the terms of any indenture or instrument for borrowed money under which we or any Material Subsidiary has outstanding an aggregate principal amount of at least $75,000,000, which event of default results in an acceleration of the payment of all or a portion of such indebtedness for money borrowed (which acceleration is not rescinded or annulled within 30 days after notice of such acceleration).

  •
  our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;

  •
  if any Subsidiary Guarantor has guaranteed the debt securities of such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable indenture) or any Subsidiary Guarantor or any person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable indenture);

  •
  specified events involving bankruptcy, insolvency or reorganization of Pentair or its Material Subsidiaries; and

  •
  any other event of default provided for in that series of debt securities.

        We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.

        If an event of default relating to certain events of our bankruptcy or insolvency occurs, all then outstanding debt securities of that series will become due and payable immediately without further action or notice. If any other event of default for any series of debt securities occurs and is continuing, the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series shall, declare all of those debt securities to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default for such series if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest, premium or additional amounts, if any.

        Subject to the provisions of the applicable indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities of that series unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest when due, no holder of debt securities of a series may pursue any remedy with respect to the indenture or the debt securities unless:

  •
  such holder has previously given the trustee notice that an event of default is continuing with respect to that series;

  •
  holders of at least 25% in aggregate principal amount of the debt securities of that series have requested the trustee to pursue the remedy;

  •
  such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

  •
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  •
  holders of a majority in aggregate principal amount of the debt securities of that series have not given the trustee a direction inconsistent with such request within such 60-day period.

        Holders of a debt security are entitled at any time, however, to bring a lawsuit for the payment of money due on a debt security on or after its stated maturity (or, if a debt security is redeemable, on or after its redemption date).

        The holders of a majority in aggregate principal amount of the debt securities of any series by notice to the trustee may, on behalf of the holders of all of the debt securities of that series, rescind an acceleration or waive any existing default or event of default for such series and its consequences under the indenture except a continuing default or event of default in the payment of interest, additional amounts or premium on, or the principal of, the debt securities.

        With respect to subordinated debt securities, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described below under "—Subordination."

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.

        We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon our becoming aware of any default or event of default, we are required within five business days to deliver to the trustee a statement specifying such default or event of default.

  Certain Definitions

        The following are the meanings of terms that are important in understanding the events of default previously described:

        "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of our most recent consolidated balance sheet but which by its terms is renewable or extendable beyond 12 months from such date at our option) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on our most recent consolidated balance sheet and determined in accordance with GAAP.

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States; notwithstanding anything to the contrary in the indenture, the determination of whether a lease constitutes a Capital Lease, and whether obligations arising under a lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense in the lessee's financial statements, shall be determined under generally accepted accounting principles in the United States as in effect on the date of the indenture.

        "Material Subsidiary" means each Subsidiary Guarantor and any other Subsidiary of ours which owns a Principal Property, or which, at the time of determination, constitutes a "significant subsidiary" (as such term is defined in Regulation S-X as in effect on the date of the indenture).

        "Principal Property" means any manufacturing plant, warehouse, office building or parcel of real property, including fixtures but excluding leases and other contract rights which might otherwise be deemed real property, owned by us or any of our Material Subsidiaries, whether owned on the date of the indenture or thereafter acquired, that has a net book value (determined in accordance with GAAP) in excess of 1% of the Consolidated Net Tangible Assets of us and our consolidated subsidiaries and is located in the United States of America, Canada or the Commonwealth of Puerto Rico. Any plant, warehouse, office building or parcel of real property or portion thereof which our board of directors in good faith determines is not of material importance to the business conducted by us and our subsidiaries taken as a whole will not be a Principal Property.

        "Subsidiary" means any corporation, partnership or other legal entity (a) the accounts of which are consolidated with ours in accordance with GAAP and (b) of which, in the case of a corporation, partnership or other legal entity, more than 50% of the outstanding voting stock is owned, directly or indirectly, by us or by one or more other Subsidiaries.

Subordination

        Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:

  •
  we fail to pay the principal, interest or premium on any Senior Debt when due; or

  •
  any other event of default (a "non-payment default") occurs with respect to any Senior Debt that we have designated, if the non-payment default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

        Unless we inform you otherwise in the prospectus supplement, a non-payment default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the non-payment default.

        The subordination will not affect our obligation, which will be absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination will not prevent the occurrence of any default under the subordinated indenture.

        Unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Modification and Waiver

        Except as provided in the next four succeeding paragraphs, each indenture and the debt securities issued under each indenture may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the change, voting as separate classes for this purpose, and any existing default or event of default or compliance with any provision of the indenture or the debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the waiver, voting as separate classes for this purpose, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

        Without the consent of each holder of debt securities of the series affected, an amendment, supplement or waiver may not (with respect to any debt securities of such series held by a non-consenting holder):

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of any debt security or change its stated maturity, or alter the provisions relating to the redemption or repurchase of any debt securities;

  •
  reduce the rate of or change the time for payment of interest on any debt security;

  •
  waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make payments on any debt security payable in currency other than as originally stated in the debt security;

  •
  make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities;

  •
  waive a redemption payment with respect to any debt securities;

  •
  impair a holder's right to sue for payment of any amount due on its debt security;

  •
  release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture;

  •
  make any change in the preceding amendment, supplement and waiver provisions; or

  •
  with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

        We may not amend the subordinated indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of Senior Debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such Senior Debt), except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of each affected series then outstanding, voting as separate classes, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

        We and the trustee may supplement or amend each indenture or the debt securities without notice to or the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to establish the form or terms of debt securities of any series as permitted by the indenture;

  •
  to provide for the assumption of our or any Subsidiary Guarantor's obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our or any Subsidiary Guarantor's properties or assets, as applicable;

  •
  to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any such holder;

  •
  to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

  •
  to add to our or any Subsidiary Guarantor's covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power herein conferred upon us or any Subsidiary Guarantor;

  •
  to add additional events of default with respect to all or any series of debt securities;

  •
  to change or eliminate any of the provisions of the indenture; provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

  •
  to supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities so long as any action does not adversely affect the interest of holders of securities of that or any other series in any material respect;

  •
  to add any Subsidiary Guarantor with respect to any series of debt securities or release any Subsidiary Guarantor, in each case pursuant to the terms of the indenture;

  •
  to secure the debt securities;

  •
  to evidence and provide for the acceptance under the indenture of a successor trustee, each as permitted under the indenture; or

  •
  to conform the text of the indenture or any debt securities to the description thereof in any prospectus or prospectus supplement of us with respect to the offer and sale of such debt securities, to the extent that such provision is inconsistent with a provision of the indenture or the debt securities, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series, as set forth in an officer's certificate.

Special Rules for Action by Holders

        Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

        In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Defeasance and Discharge

  Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture.

        If we deposit with the trustee under an indenture any combination of money or government securities sufficient, in the opinion of an independent firm of certified public accountants, to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

  •
  we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and other specified covenants under the applicable indenture, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

  Satisfaction and Discharge

        An indenture will be discharged and will cease to be of further effect with respect to the debt securities of a series issued under that indenture, except for our obligation to register the transfer of and exchange debt securities of that series, when:

  •
  either:

  •
  all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

  •
  all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

  •
  no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any subsidiary is a party or by which we or any subsidiary is bound;

  •
  we or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  •
  we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

        In addition, we must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law

        New York law will govern the indentures and the debt securities, without regard to conflicts of laws principles thereof.

The Trustee

        Wells Fargo Bank, National Association will be the trustee under the senior indenture. We have banking relationships with Wells Fargo Bank, National Association or its affiliates in the ordinary course of business. The trustee under the subordinated indenture will be named in the applicable prospectus supplement.

        If the trustee becomes a creditor of Pentair or any Subsidiary Guarantor, the applicable indenture will limit the right of the trustee to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in aggregate principal amount of debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to that series, subject to certain exceptions. The indenture will provide that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Payments and Paying Agents

        Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive payments will be governed by the rules and practices of the depositary and its participants.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment on the debt securities of that series are authorized or required by law to close.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to a holder will be repaid to us. After that one-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Redemption or Repayment

        If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement.

        We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

  •
  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

  •
  the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

  •
  the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

  •
  the date on which the right to exercise such warrants will commence and the date on which such right will expire;

  •
  U.S. federal income tax consequences applicable to such warrants;

  •
  the number of warrants outstanding as of the most recent practicable date; and

  •
  any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

        Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement and/or other offering material relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to in this prospectus as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

        The stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

  •
  if applicable, a discussion of material U.S. federal income tax considerations; and

  •
  any other information we think is important about the stock purchase contracts or the stock purchase units.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock or preferred stock, depositary shares or other securities, we will include in the prospectus supplement and/or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is either eligible to register its securities on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

SELLING SHAREHOLDERS

        We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder's shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareholder.

PLAN OF DISTRIBUTION

        We may sell our securities, and any selling shareholder may sell shares of our common stock, in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us or any selling shareholders to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent's commission, dealer's purchase price or underwriter's discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be

"underwriters" within the meaning of Section 2(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

        Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

        The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

        Offers to purchase securities may be solicited directly by us or any selling shareholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling shareholder will sell shares of our common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. In addition, any selling shareholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

        Offers to purchase securities may be solicited directly by us or any selling shareholder and the sale thereof may be made by us or any selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

        Any selling shareholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

        Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

        We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We or any selling shareholder may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

        We or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

        Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder's securities or in connection with the offering of other securities not covered by this prospectus.

        Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us or any selling shareholder may arrange for other broker-dealers to participate in the resales.

        Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

        Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries or any selling shareholder in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 000-04689). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other document that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information we file with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2010 (excluding Item 8 which has been updated by the Current Report on Form 8-K dated May 2, 2011),

  •
  our Quarterly Report on Form 10-Q for the quarter ended April 2, 2011 (excluding Item 1 of Part I which has been updated by the Current Report on Form 8-K dated May 2, 2011);

  •
  our Current Reports on Form 8-K dated April 2, 2011, April 28, 2011, April 28, 2011 and May 2, 2011;

  •
  the description of our common stock contained in our Registration Statement on Form 8-A, dated January 29, 1996, and any amendment or report updating that description; and

  •
  the description of our preferred share purchase rights contained in our Registration Statement on Form 8-A, dated December 13, 2004, and any amendment or report updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

        You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Pentair, Inc.
5500 Wayzata Boulevard, Suite 800
Minneapolis, MN 55416-1259
Attention: Secretary
(763) 545-1730

        You can also find these filings on our website at www.pentair.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

        You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The opinions of Foley & Lardner LLP and Mayer Brown LLP, counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Pentair, Inc.'s Current Report on Form 8-K dated May 2, 2011 and the effectiveness of Pentair Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts are estimated). All expenses of the offering will be paid by Pentair, Inc.

	Amount
Securities and Exchange Commission registration fee		(1)
Printing expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent's fees and expenses)		(2)
Total	$

(1)
Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

(2)
An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Minnesota Statutes Section 302A.521 provides that a Minnesota business corporation must indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined in the statute) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights. Our articles of incorporation and bylaws also require us to provide indemnification to the fullest extent of the Minnesota indemnification statute.

        We maintain directors' and officers' liability insurance, including a reimbursement policy in our favor.

Item 16.    Exhibits.

        The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index, which is incorporated herein by reference.

Item 17.    Undertakings.

        (a)   The undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

    individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1) (ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

        (b)   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

PENTAIR, INC.
By:	/s/ JOHN L. STAUCH John L. Stauch Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ RANDALL J. HOGAN Randall J. Hogan	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ JOHN L. STAUCH John L. Stauch	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ MARK C. BORIN Mark C. Borin	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)
* Leslie Abi-Karam	Director
* Glynis A. Bryan	Director
* Jerry W. Burris	Director
* T. Michael Glenn	Director

Signature		Title

* Charles A. Haggerty		Director
* David H. Y. Ho		Director
* David A. Jones		Director
* Ronald L. Merriman		Director
* William T. Monahan		Director
*By:	/s/ JOHN L. STAUCH John L. Stauch Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

FILTERSOFT, LLC
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ NETHA N. JOHNSON Netha N. Johnson	President (Principal Executive Officer)
/s/ JULIE STREICH Julie Streich	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)
/s/ ANGELA D. LAGESON Angela D. Lageson	Manager
/s/ MICHAEL V. SCHROCK Michael V. Schrock	Chief Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

FLECK CONTROLS, INC.
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ NETHA N. JOHNSON Netha N. Johnson	President (Principal Executive Officer)
/s/ JULIE STREICH Julie Streich	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL V. SCHROCK Michael V. Schrock	Chairman
/s/ ANGELA D. LAGESON Angela D. Lageson	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

HOFFMAN ENCLOSURES (MEX), LLC
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ ANGELA D. LAGESON Angela D. Lageson	President and Governor (Principal Executive Officer)
/s/ MICHAEL G. MEYER Michael G. Meyer	Assistant Secretary and Governor (Principal Financial Officer and Principal Accounting Officer)
/s/ PHIL PEJOVICH Phil Pejovich	Governor

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

HOFFMAN ENCLOSURES, INC.
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ PHIL PEJOVICH Phil Pejovich	President (Principal Executive Officer)
/s/ JOHN HUMBERT John Humbert	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL V. SCHROCK Michael V. Schrock	Chairman
/s/ ANGELA D. LAGESON Angela D. Lageson	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

MORAINE PROPERTIES, LLC
By:	/s/ ANGELA D. LAGESON Angela D. Lageson President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ ANGELA D. LAGESON Angela D. Lageson	President and Director (Principal Executive Officer)
/s/ MICHAEL G. MEYER Michael G. Meyer	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL V. SCHROCK Michael V. Schrock	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

NANOSOFT HOLDINGS, INC.
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ MICHAEL V. SCHROCK Michael V. Schrock	President and Director (Principal Executive Officer)
/s/ MICHAEL G. MEYER Michael G. Meyer	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ ANGELA D. LAGESON Angela D. Lageson	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

PENTAIR FILTRATION SOLUTIONS, LLC
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ NETHA N. JOHNSON Netha N. Johnson	President (Principal Executive Officer)
/s/ JULIE STREICH Julie Streich	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL V. SCHROCK Michael V. Schrock	Chairman
/s/ ANGELA D. LAGESON Angela D. Lageson	Governor

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

PENTAIR NANOSOFT US HOLDINGS, LLC
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ MICHAEL V. SCHROCK Michael V. Schrock	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ MICHAEL G. MEYER Michael G. Meyer	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ ANGELA D. LAGESON Angela D. Lageson	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

PENTAIR PUMP GROUP, INC.
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ DAVE ROLAND Dave Roland	President (Principal Executive Officer)
/s/ TONY SELLERS Tony Sellers	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL V. SCHROCK Michael V. Schrock	Chairman
/s/ ANGELA D. LAGESON Angela D. Lageson	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

PENTAIR TECHNICAL PRODUCTS, INC.
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ PHIL PEJOVICH Phil Pejovich	President (Principal Executive Officer)
/s/ JOHN HUMBERT John Humbert	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL V. SCHROCK Michael V. Schrock	Chairman
/s/ ANGELA D. LAGESON Angela D. Lageson	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

PENTAIR TECHNICAL PRODUCTS HOLDINGS, INC.
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ PHIL PEJOVICH Phil Pejovich	President (Principal Executive Officer)
/s/ JOHN HUMBERT John Humbert	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL V. SCHROCK Michael V. Schrock	Chairman
/s/ ANGELA D. LAGESON Angela D. Lageson	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

PENTAIR TECHNICAL PRODUCTS SERVICE CO.
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ PHIL PEJOVICH Phil Pejovich	President (Principal Executive Officer)
/s/ JOHN HUMBERT John Humbert	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL V. SCHROCK Michael V. Schrock	Chairman
/s/ ANGELA D. LAGESON Angela D. Lageson	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

PENTAIR WATER, LLC
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ MICHAEL V. SCHROCK Michael V. Schrock	President and Governor (Principal Executive Officer)
/s/ MICHAEL G. MEYER Michael G. Meyer	Chief Financial Manager and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ ANGELA D. LAGESON Angela D. Lageson	Governor

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

PENTAIR WATER GROUP, INC.
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ MICHAEL V. SCHROCK Michael V. Schrock	President and Director (Principal Executive Officer)
/s/ MICHAEL G. MEYER Michael G. Meyer	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ ANGELA D. LAGESON Angela D. Lageson	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

PENTAIR WATER POOL AND SPA, INC.
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ MICHAEL V. SCHROCK Michael V. Schrock	Chairman and President (Principal Executive Officer)
/s/ ROBERT D. MILLER Robert D. Miller	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)
/s/ ANGELA D. LAGESON Angela D. Lageson	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

PENTAIR WATER TREATMENT (OH) COMPANY
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ NETHA N. JOHNSON Netha N. Johnson	President (Principal Executive Officer)
/s/ JULIE STREICH Julie Streich	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL V. SCHROCK Michael V. Schrock	Chairman
/s/ ANGELA D. LAGESON Angela D. Lageson	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

PENTAIR WATER TREATMENT COMPANY
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ NETHA N. JOHNSON Netha N. Johnson	President (Principal Executive Officer)
/s/ JULIE STREICH Julie Streich	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL V. SCHROCK Michael V. Schrock	Chairman
/s/ ANGELA D. LAGESON Angela D. Lageson	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

PLYMOUTH PRODUCTS, INC.
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ MICHEAL V. SCHROCK Michael V. Schrock	President and Director (Principal Executive Officer)
/s/ MICHAEL G. MEYER Michael G. Meyer	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ ANGELA D. LAGESON Angela D. Lageson	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

POROUS MEDIA CORPORATION
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ NETHA N. JOHNSON Netha N. Johnson	President (Principal Executive Officer)
/s/ JULIE STREICH Julie Streich	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL V. SCHROCK Michael V. Schrock	Chairman
/s/ ANGELA D. LAGESON Angela D. Lageson	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

SENECA ENTERPRISES CO.
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ GARY S. WITT Gary S. Witt	President (Principal Executive Officer)
/s/ MICHAEL G. MEYER Michael G. Meyer	Treasurer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL V. SCHROCK Michael V. Schrock	Chairman
/s/ ANGELA D. LAGESON Angela D. Lageson	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 2, 2011.

STA-RITE INDUSTRIES, LLC
By:	/s/ ANGELA D. LAGESON Angela D. Lageson Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2011.

Signature	Title

/s/ GARY S. WITT Gary S. Witt	President (Principal Executive Officer)
/s/ CHRIS BLASE Chris Blase	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL V. SCHROCK Michael V. Schrock	Chairman
/s/ ANGELA D. LAGESON Angela D. Lageson	Director

EXHIBIT INDEX

Exhibit Number	Document Description
1.1	Form of Underwriting Agreement.*
4.1
Third Restated Articles of Incorporation as amended through May 3, 2007 (Incorporated by reference to Exhibit 3.1 contained in Pentair's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 (File No. 000-04689)).
4.2
Fourth Amended and Superseding By-Laws as amended through May 3, 2007 (Incorporated by reference to Exhibit 3.2 contained in Pentair's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007(File No. 000-04689)).
4.3
Statement of Resolution of the Board of Directors Establishing the Series and Fixing the Relative Rights and Preferences of Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3.1 contained in Pentair's Current Report on Form 8-K dated December 10, 2004 (File No. 000-04689)).
4.4
Rights Agreement dated as of December 10, 2004 between Pentair, Inc. and Wells Fargo Bank, N.A. (Incorporated by reference to Exhibit 4.1 contained in Pentair's Registration Statement on Form 8-A, dated as of December 31, 2004 (File No. 000-04689)).
4.5	Senior Indenture, dated May 2, 2011 by and among Pentair, Inc. and Wells Fargo Bank, National Association
4.6	Form of Subordinated Indenture.
4.7	Form of Debt Securities (included in Exhibit 4.5).
4.8	Form of Deposit Agreement*
4.9	Form of Depositary Receipt*
4.10	Form of Warrant.*
4.11	Form of Warrant Agreement.*
4.12	Form of Stock Purchase Contract.*
5.1	Opinion of Foley & Lardner LLP (including consent of counsel).
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1	Power of attorney.
25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture.
25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture.**

*
To be filed by amendment or under subsequent Current Report on Form 8-K.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.